UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2022

T STAMP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41252	81-3777260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia 30305

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 806-9906

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	IDAI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of T Stamp Inc. (the “Company”) held on December 15, 2022, the Company’s stockholders voted on the matters described below.

1.	The Company’s stockholders elected eight directors, each to serve until his/her successor is duly elected and qualified at the 2023 Annual Meeting of Stockholders or until his/her earlier resignation or removal. The number of shares that (a) voted for the election of each director, (b) voted against the election of each director, and (c) withheld authority to vote for each director is summarized in the table below:

Director Nominee	Votes For	Votes Against	Votes Withheld
Mr. Andrew Gowasack	10,060,868	0	212,915
Ms. Berta Pappenheim	10,190,053	0	83,731
Mr. David Story	10,046,380	0	227,404
Mr. Gareth Genner	10,061,285	0	212,499
Mr. Joshua Allen	10,045,135	0	228,649
Ms. Kristin Stafford	10,136,793	0	136,991
Mr. Mark Birschbach	10,122,237	0	151,547
Mr. William McClintock	10,124,582	0	149,202

2.	The Company’s stockholder held a vote to approve the amendment of our Amended and Restated Certificate of Incorporation (as amended) to increase the authorized Common Stock of the Company from 37,500,000 shares to 50,000,000 (all of which designated as Class A Common Stock) and 2,000,000 shares of Preferred Stock. The number of shares that voted for, against, and withheld from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Votes Withheld
11,408,220	501,424	89,105

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T STAMP INC.

By:	/s/Gareth Genner
Name:	Gareth Genner
Title:	Chief Executive Officer

Dated: December 19, 2022